As filed with the Securities and Exchange Commission on May 22, 2023

Registration No. 333-270629

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SIGHT SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	80-0625749
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4040 Campbell Ave, Suite 100

Menlo Park, CA 94025

(877) 266-1144

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Paul Badawi

President and Chief Executive Officer

Sight Sciences, Inc.

4040 Campbell Avenue, Suite 100

Menlo Park, CA 94025

(877) 266-1144

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ryan C. Wilkins, Esq.

Amanda McFall, Esq.

Stradling Yocca Carlson & Rauth, P.C.

660 Newport Center Drive, Suite 1600

Newport Beach, California 92660

(949) 725-4000

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Sight Sciences, Inc. is filing this Pre-Effective Amendment No. 1 (“Amendment No. 1”) to its Registration Statement on Form S-3 (File No. 333-270629), originally filed on March 16, 2023 (the “Registration Statement”), as an exhibit-only filing solely to file an updated auditor consent as Exhibit 23.2. This Amendment No. 1 consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement, the exhibit index, and the exhibit being filed with this Amendment No. 1. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Date	Number	Filed Herewith

1.1*	Form of Underwriting Agreement.

3.1	Restated Certificate of Incorporation of Sight Sciences, Inc.	8-K	07/19/2021	3.1

3.2	Amended and Restated Bylaws of Sight Sciences, Inc.	8-K	07/19/2021	3.2

4.1	Third Amended and Restated Investors’ Rights Agreement, dated as of November 23, 2020, as amended.	S-1/A	07/08/2021	4.1

4.2	Specimen Common Stock Certificate.	S-1/A	07/08/2021	4.2

4.3	Form of Indenture.	S-3	03/16/2023	4.3

4.4	Description of Capital Stock.	10-K	03/24/2022	4.4

4.5*	Form of Note.

4.6*	Form of Warrant.

4.7*	Form of Warrant Agreement.

4.8*	Form of Preferred Stock Certificate.

5.1	Opinion of Stradling Yocca Carlson & Rauth, P.C.	S-3	03/16/2023	5.1

23.1	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1).	S-3	03/16/2023	5.1

23.2	Consent of Deloitte & Touche LLP.				X

24.1	Powers of Attorney (incorporated by reference to the signature page hereto).	S-3	03/16/2023	24.1

25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act as trustee under the indenture filed as Exhibit 4.3 above Certificate.

107.1	Filing Fee Table.	S-3	03/16/2023	107.1

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California on May 22, 2023.

SIGHT SCIENCES, INC.

By:	/s/ Paul Badawi
Paul Badawi
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ Paul Badawi Paul Badawi	President, Chief Executive Officer and Director (Principal Executive Officer)	May 22, 2023

/s/ Alison Bauerlein Alison Bauerlein	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 22, 2023

* Staffan Encrantz	Chairman of the Board of Directors	May 22, 2023

* David Badawi, M.D.	Director	May 22, 2023

* Brenda Becker	Director	May 22, 2023

* Tamara Fountain, M.D.	Director	May 22, 2023

* Erica Rogers	Director	May 22, 2023

* Valeska Schroeder, Ph.D.	Director	May 22, 2023

* Donald Zurbay	Director	May 22, 2023

*By:	/s/ Paul Badawi
Paul Badawi Attorney-in-Fact

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